Exhibit 99.(e)(5)

SIXTEENTH AMENDMENT TO WISDOMTREE TRUST

ETF DISTRIBUTION AGREEMENT

This sixteenth amendment (“Amendment”) to the ETF Distribution Agreement dated May 31, 2017 (the “Agreement”), by and between WisdomTree Trust, a Delaware statutory trust (the “Trust”) having its principal place of business at 245 Park Avenue, 35th Floor, New York, NY 10167 and Foreside Fund Services, LLC, a Delaware limited liability company (the “Distributor”) with its principal office and place of business at Three Canal Plaza, Suite 100, Portland, ME 04101, is entered into as of May 7, 2021 (the “Effective Date”).

WHEREAS, The Trust and the Distributor (collectively the “Parties”) desire to amend Exhibit A of the Agreement to reflect (i) the addition of the WisdomTree International Efficient Core Fund and WisdomTree Emerging Markets Efficient Core Fund; and (ii) the name change of the WisdomTree 90/60 U.S. Balanced Fund1; and

WHEREAS, Section 8(d) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto to reflect (i) the addition of the WisdomTree International Efficient Core Fund and WisdomTree Emerging Markets Efficient Core Fund; and (ii) the name change of WisdomTree 90/60 U.S. Balanced Fund to WisdomTree U.S. Efficient Core Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of New York.

[signature page follows]

1 The name change of the WisdomTree 90/60 U.S. Balanced Fund to the WisdomTree U.S. Efficient Core Fund will go into effect on May 20, 2021.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

WISDOMTREE TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/Jonathan Steinberg	By:	/s/Mark Fairbanks
	Name: Jonathan Steinberg Title: President		Name: Mark Fairbanks, Title: Vice President

ETF Distribution Agreement

EXHIBIT A

WisdomTree U.S. Efficient Core Fund

WisdomTree Alternative Income Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

WisdomTree China ex-State-Owned Enterprises Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Cloud Computing Fund

WisdomTree Cybersecurity Fund

WisdomTree Dynamic Currency Hedged International Equity Fund

WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets ESG Fund

WisdomTree Emerging Markets ex-State-Owned Enterprises Fund

WisdomTree Emerging Markets High Dividend Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets Multifactor Fund

WisdomTree Emerging Markets Quality Dividend Growth Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Enhanced Commodity Strategy Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe Quality Dividend Growth Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Floating Rate Treasury Fund

WisdomTree U.S. Corporate Bond Fund

WisdomTree U.S. High Yield Corporate Bond Fund

WisdomTree U.S. Short-Term Corporate Bond Fund

WisdomTree U.S. Short-Term High Yield Corporate Bond Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global ex-U.S. Quality Dividend Growth Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global High Dividend Fund

WisdomTree India Earnings Fund

WisdomTree India ex-State-Owned Enterprises Fund

WisdomTree Interest Rate Hedged High Yield Bond Fund

WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International ESG Fund

WisdomTree International Equity Fund

WisdomTree International Hedged Quality Dividend Growth Fund

WisdomTree International High Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International Multifactor Fund

WisdomTree International Quality Dividend Growth Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree Growth Leaders Fund

WisdomTree Mortgage Plus Bond Fund

WisdomTree U.S. Dividend ex-Financials Fund

WisdomTree U.S. High Dividend Fund

WisdomTree U.S. LargeCap Dividend Fund

WisdomTree U.S. LargeCap Fund

WisdomTree U.S. MidCap Dividend Fund

WisdomTree U.S. MidCap Fund

WisdomTree U.S. Multifactor Fund

WisdomTree U.S. Quality Dividend Growth Fund

WisdomTree U.S. Quality Shareholder Yield Fund

WisdomTree U.S. SmallCap Dividend Fund

WisdomTree U.S. SmallCap Fund

WisdomTree U.S. SmallCap Quality Dividend Growth Fund

WisdomTree U.S. Total Dividend Fund

WisdomTree U.S. ESG Fund

WisdomTree Yield Enhanced U.S. Aggregate Bond Fund

WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund

WisdomTree International Efficient Core Fund

WisdomTree Emerging Markets Efficient Core Fund